First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




October 21, 2004


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 900

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
119535 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President